UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 15, 2005

CVS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

     On February 15, 2005, the Management Planning and Development Committee of the CVS Board of Directors determined that the amount earned and payable under the 2002 – 2004 performance cycle of the Company's Long-Term Performance Share Plan would be $3,369,300, $612,600, $612,600, $612,600 and $510,500 for Messrs Ryan, Rickard, Merlo, Bodine and Sgarro, respectively. The amount will be payable 50% in cash and 50% in CVS stock. On the same day the Committee determined that the 2004 bonus amounts under the Company's annual cash incentive plan would be $3,800,000, $1,500,000, $1,350,000, $1,400,000 and $1,000,000 for Messrs. Ryan, Rickard, Merlo, Bodine and Sgarro, respectively.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date: February 18, 2005	By:	/s/ David B. Rickard

	Name:	David B. Rickard
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer